Exhibit 99.1

            CastlePoint Reports Third Quarter 2007 Results

    HAMILTON, Bermuda--(BUSINESS WIRE)--Nov. 7, 2007--CastlePoint Holdings, Ltd. (NASDAQ: CPHL) today reported net income of $10.5 million and diluted earnings per share of $0.27 for the third quarter of 2007. Net income and diluted earnings per share excluding realized and unrealized gains (losses) were $11.5 million and $0.30 per share, respectively.

    Key Highlights:

    -- For the first nine months of 2007, CastlePoint reported net income of $28.1 million and diluted earnings per share of $0.78. Excluding realized and unrealized gains (losses), reported net income was $29.1 million and $0.81 per diluted share, respectively.

    -- Net premiums written for the quarter were $90.6 million, increased 107% from $43.7 for the same period in the prior year.

    -- Net combined ratio for the total of our reinsurance and insurance segments was 89.5% for the quarter.



GAAP Financial Summary:
                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                  2007      2006      2007      2006
                                -------- ---------  -------- ---------
                                  ($ in thousands, except per share
                                               amounts)

Net premiums written           $  90,574 $  43,664 $ 242,981 $ 116,406
Net premiums earned            $  65,610 $  27,003 $ 167,146 $  47,390
Net investment income:
Other net investment income    $   8,446 $   3,791 $  22,325 $   6,697
Realized and unrealized
 gains/(losses)(1)             $   (908) $       0 $   (908) $       0
Total Net investment income    $   7,538 $   3,791 $  21,417 $   6,697
Net realized (losses) gains on
 investments                   $    (79) $       7 $    (98) $      10
Total revenues                 $  74,736 $  31,655 $ 192,367 $  55,489
Net income                     $  10,541 $   5,385 $  28,130 $   3,773
EPS - Diluted                  $    0.27 $    0.18 $    0.78 $    0.22
Net income excl. realized and
 unrealized gains (losses) (2) $  11,528 $   5,378 $  29,136 $   3,763
EPS - Diluted excl. realized &
 unrealized gains (losses) (2) $    0.30 $    0.18 $    0.81 $    0.22

(1) Realized and unrealized gains and losses from our investment in a limited partnership were recorded as a component of net investment income

(2) Excluding realized and unrealized gains (losses) on all investments including limited partnerships.


    Michael H. Lee, Chief Executive Officer of CastlePoint Holdings, Ltd. stated "Despite the softening market conditions in the property and casualty industry, we continue to see very strong demand for our products at attractive margins. Our approach of providing paper, capital and insurance services to solve our clients' problems is resonating strongly with our clients. Based upon the agreements that we have entered into thus far and the strong pipeline of business opportunities that we are seeing, we anticipate strong premium growth and earnings in the fourth quarter and in 2008."

    Net earned premiums increased 143.0% to $65.6 million in the third quarter of 2007 as compared to $27.0 million for the same period in 2006. Net premiums earned represented 72.4% of net premiums written for the three months ended September 30, 2007 compared to 61.8% for the same period in 2006.

    Net investment income increased by 98.8% to $7.5 million for the three months ended September 30, 2007, compared to $3.8 million for the same period in 2006. Net investment income included a loss in a limited partnership of $0.7 million in the quarter, including $0.2 million in investment income, $0.4 million in realized gains, and $1.3 million in unrealized losses. Excluding the realized and unrealized investment gains (losses), the overall yield on our investment portfolio was 5.2% for the three months ended September 30, 2007. The overall investment portfolio is AA+ rated, and the total exposure to subprime mortgages is approximately $11.0 million, $9.0 million of which is rated A or above, and only $0.1 million is rated below investment grade and relates to mortgages issued in 2005 and prior.

    CastlePoint Re, our Bermuda based reinsurance subsidiary, assumed 40% of Tower's brokerage business in the quarter and 27% of its premiums was from external clients other than Tower. Gross premiums written increased by 58.0% to $69.0 million for the three months ended September 30, 2007 compared to $43.7 million for the prior year period. The combined ratio was 87.8% in the quarter as compared to 87.1% for the same prior year period.

    CastlePoint Insurance Company had gross written premiums of $23.4 million from Tower's brokerage business in this quarter as well as $5.3 million in written premiums from clients other than Tower.

    Additional Highlights and Disclosures:

    Dividend Declaration

    CastlePoint Holdings, Ltd. Board of Directors has approved a quarterly dividend of $0.025 per share payable December 31, 2007 to stockholders of record as of December 17, 2007.

    2007 Guidance

    For the fourth quarter of 2007, we project our net income to be in a range between $12.5 million and $15.5 million, and diluted earnings per share to be in a range between $0.32 and $0.40 per share. For the full year our guidance for net income is in a range of $40.5 million to $43.5 million with diluted earnings per share between $1.10 and $1.20.

    About CastlePoint Holdings, Ltd.

    CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

    CPHL-F

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint's actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint's underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company's business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company's investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint's products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint's reinsurers to pay claims timely or at all; decreased demand for the company's insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint's insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit CastlePoint's website at http://www.castlepoint.bm/.



                      CastlePoint Holdings, Ltd.
                     Consolidated Balance Sheets
                             (Unaudited)

                                           September 30, December 31,
                                               2007          2006
                                           ------------- -------------
                                           ($ in thousands, except par
                                             value and share amounts)
Assets
Fixed-maturity securities, available-for-
 sale, at fair value (amortized cost
 $494,769 for 2007; $293,878 for 2006)     $     494,332 $     295,527
Equity securities, available-for-sale, at
 fair value (cost $46,124 for 2007; $0 for
 2006)                                            40,085            --
Short-term investments, available-for-
 sale, at fair value (amortized cost $0
 for 2007; $51,626 for 2006)                          --        51,638
                                           ------------- -------------
    Total available-for-sale investments         534,417       347,165
Investment in Tower Group, Inc. preferred
 stock                                                --        40,000
Investment in Partnerships, equity method          9,351            --
Common trust securities - statutory
 business trusts, equity method                    4,022         3,094
                                           ------------- -------------
    Total investments                            547,790       390,259
Cash and cash equivalents                        127,576        34,784
Accrued investment income                          4,049         2,211
Assumed premiums receivable (primarily
 with related parties)                            93,111        44,930
Premiums receivable - programs (primarily
 with related parties)                             2,644         1,295
Prepaid reinsurance premiums                       2,343            --
Deferred acquisition costs (primarily with
 related parties)                                 55,613        30,363
Deferred income taxes                              4,067         1,089
Funds held by reinsured companies                  3,049         3,084
Deferred financing fees                            3,703           577
Other assets                                       2,085         2,750
                                           ------------- -------------
    Total Assets                           $     846,030 $     511,342
                                           ============= =============
Liabilities and Shareholders' Equity
Liabilities
Loss and loss adjustment expenses
 (primarily with related parties)          $     100,810 $      34,192
Unearned premium (primarily with related
 parties)                                        164,359        86,181
Assumed losses payable (primarily with
 related parties)                                  3,798         3,496
Premiums payable-programs (primarily with
 related parties)                                  5,799         1,072
Accounts payable and accrued expenses              1,658         2,869
Payable for securities                            21,703            --
Other liabilities                                  1,105           725
Subordinated debentures                          134,022       103,094
                                           ------------- -------------
   Total Liabilities                       $     433,254 $     231,629
                                           ------------- -------------
Shareholders' Equity
Common shares ($0.01 par value,
 100,000,000 shares authorized; 38,289,430
 and 29,580,000 shares issued in 2007 and
 2006)                                               383           296
Additional paid-in-capital                       384,492       269,472
Accumulated other comprehensive net (loss)
 income                                          (5,863)         1,657
Retained earnings                                 33,764         8,288
                                           ------------- -------------
   Total Shareholders' Equity                    412,776       279,713
                                           ------------- -------------
   Total Liabilities and Shareholders'
    Equity                                 $     846,030 $     511,342
                                           ============= =============




                      CastlePoint Holdings, Ltd.
                Consolidated Statements of Income and
                         Comprehensive Income
                             (Unaudited)

                      Three Months Ended         Nine Months Ended
                         September 30,             September 30,
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
                      ($ in thousands, except share and per share
                                         amounts)
Revenues
 Net premiums
  earned
  (primarily with
  related parties) $    65,610  $    27,003  $   167,146  $    47,390
 Insurance service
  revenue
  (primarily with
  related parties)       1,667          854        3,902        1,392
 Net investment
  income                 7,538        3,791       21,417        6,697
 Net realized
  investment
  (losses) gains           (79)           7          (98)          10
                   ------------ ------------ ------------ ------------
  Total revenues        74,736       31,655      192,367       55,489
                   ------------ ------------ ------------ ------------
Expenses
 Loss and loss
  adjustment
  expenses
  (primarily with
  related parties)      34,482       13,919       87,790       25,297
 Commission and
  other
  acquisition
  expenses
  (primarily with
  related parties)      24,147        9,903       60,110       17,421
 Other operating
  expenses               4,268        2,448       11,983        8,998
 Interest expense        2,254           --        6,608           --
                   ------------ ------------ ------------ ------------
  Total expenses        65,151       26,270      166,491       51,716
                   ------------ ------------ ------------ ------------
Income before
 income taxes            9,585        5,385       25,876        3,773
Income tax benefit         956           --        2,254           --
                   ------------ ------------ ------------ ------------
Net income         $    10,541  $     5,385  $    28,130  $     3,773
                   ============ ============ ============ ============

Comprehensive
 Income
 Net income        $    10,541  $     5,385  $    28,130  $     3,773
 Other
  comprehensive
  income:
 Gross unrealized
  investment
  holding (losses)
  income arising
  during period         (2,032)       3,471       (7,977)       2,141


 Less:
  reclassification
  adjustment for
  gains included
  in net income            287            7          268           10
                   ------------ ------------ ------------ ------------
                        (2,319)       3,465       (8,245)       2,131

 Income tax
  recovery related
  to items of
  other
  comprehensive
  income                   139           --          724           --
                   ------------ ------------ ------------ ------------
 Total other
  comprehensive
  (loss) income         (2,181)       3,645       (7,521)       2,131
                   ------------ ------------ ------------ ------------
  Comprehensive
   Income          $     8,360  $     8,850  $    20,609  $     5,904
                   ============ ============ ============ ============

Earnings Per Share
 Basic earnings
  per common share $      0.28  $      0.18  $      0.79  $      0.22
                   ============ ============ ============ ============
 Diluted earnings
  per common share $      0.27  $      0.18  $      0.78  $      0.22
                   ============ ============ ============ ============

Weighted Average
 Common Shares
 Outstanding:
 Basic              38,277,148   29,580,000   35,658,652   17,075,431
 Diluted            38,549,306   29,780,879   36,008,824   17,075,431




              Reinsurance Segment Results of Operations
                             (Unaudited)

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
                                          ($ in thousands)
Revenues
Premiums earned
   Gross premiums earned       $  60,965 $  27,003 $ 161,171 $  47,390
   Less: ceded premiums earned        --        --        --        --
                               --------- --------- --------- ---------
   Net premiums earned            60,965    27,003   161,171    47,390
                               --------- --------- --------- ---------
Expenses
Loss and loss adjustment
 expenses
   Gross loss and loss
    adjustment expenses           31,485    13,919    84,075    25,297
   Less: ceded loss and loss
    adjustment expenses               --        --        --        --
                               --------- --------- --------- ---------
   Net loss and loss
    adjustment expenses           31,485    13,919    84,075    25,297
                               --------- --------- --------- ---------
Underwriting expenses
   Ceding commission expense      20,929     9,286    54,634    16,405
   Other underwriting expenses     1,125       331     2,614       535
                               --------- --------- --------- ---------
Total underwriting expenses       22,054     9,618    57,248    16,940
                               --------- --------- --------- ---------
Underwriting Profit            $   7,426 $   3,465 $  19,848 $   5,153
                               ========= ========= ========= =========
Loss Ratios
Gross                              51.6%     51.5%     52.2%     53.4%
Net                                51.6%     51.5%     52.2%     53.4%
Accident Year Loss Ratios
Gross                              52.3%     51.5%     52.5%     53.4%
Net                                52.3%     51.5%     52.5%     53.4%
Underwriting Expense Ratios
Gross                              36.2%     35.6%     35.5%     35.7%
Net                                36.2%     35.6%     35.5%     35.7%
Combined Ratios
Gross                              87.8%     87.1%     87.7%     89.1%
Net                                87.8%     87.1%     87.7%     89.1%




               Insurance Segment Results of Operations
                             (Unaudited)

                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
                                        ($ in thousands)
Revenues
Premiums earned
   Gross premiums earned   $   6,063  $       -- $   7,394  $       --
   Less: ceded premiums
    earned                    (1,419)         --    (1,419)         --
   Net premiums earned         4,644          --     5,975          --
   Ceding commission
    revenue                       --          --        --          --
                           ---------- ---------- ---------- ----------
   Total                       4,644          --     5,975          --
                           ---------- ---------- ---------- ----------
Expenses
Loss and loss adjustment
 expenses
   Gross loss and loss
    adjustment expenses        3,312          --     4,030          --
   Less: ceded loss and
    loss adjustment
    expenses                    (315)         --      (315)         --
                           ---------- ---------- ---------- ----------
   Net loss and loss
    adjustment expenses        2,997          --     3,715
                           ---------- ---------- ---------- ----------
Underwriting expenses
   Ceding commission
    expense                    1,997          --     2,546          --
   Other underwriting
    expenses                     130          --       151          --
                           ---------- ---------- ---------- ----------
Total underwriting
 expenses                      2,127          --     2,697          --
                           ---------- ---------- ---------- ----------
Underwriting Loss          $    (480) $       -- $    (437) $       --
                           ========== ========== ========== ==========
Loss Ratios
Gross                           54.6%        n/a      54.5%        n/a
Net                             64.5%        n/a      62.2%        n/a
Accident Year Loss Ratios
Gross                           54.6%        n/a      54.5%        n/a
Net                             64.5%        n/a      62.2%        n/a
Underwriting Expense
 Ratios
Gross                           35.1%        n/a      36.5%        n/a
Net                             45.8%        n/a      45.1%        n/a
Combined Ratios
Gross                           89.7%        n/a      91.0%        n/a
Net                            110.3%        n/a     107.3%        n/a




           Insurance Services Segment Results of Operations
                             (Unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
                                          ($ in thousands)
Revenues
Direct commission revenue from
 programs                      $  1,667  $    854  $  3,902  $  1,392
                               --------- --------- --------- ---------
Total Revenues                    1,667       854     3,902     1,392
                               --------- --------- --------- ---------
Expenses
Direct commission expense from
 programs                         1,222       617     2,930     1,016
Other insurance services
 expenses                         1,435     1.032     4,567     1,757
                               --------- --------- --------- ---------
Total Expenses                    2,657     1,649     7,496     2,773
                               --------- --------- --------- ---------
Insurance Services Loss        $   (990) $   (795) $ (3,594) $ (1,381)
                               ========= ========= ========= =========

    CONTACT: CastlePoint Holdings, Ltd.
             Joel Weiner, 441-294-6400
             Senior Vice President and Chief Financial Officer
             Joel.Weiner@CastlePoint.bm